Exhibit VI

EXECUTION VERSION

EUROPEAN INVESTMENT BANK

U.S. $5,000,000,000 4.250% Notes due 2032

UNDERWRITING AGREEMENT
(the “Agreement”)

June 17, 2025

To the Representatives named in Schedule I hereto
(the “Representatives”) of the Underwriters
named in Schedule II hereto,
as Representatives of the several Underwriters

Dear Ladies and Gentlemen:

The European Investment Bank (the “Bank”) proposes to issue the principal amount of its securities identified in Schedule I hereto (the “Securities”).  The Securities are more fully described in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Final Prospectus (each as defined in Section 1(a)).  The Securities are to be issued pursuant to a fiscal agency agreement (the “Fiscal Agency Agreement”), in the form filed as an exhibit to the Registration Statement, between the Bank and the Fiscal Agent named therein (the “Fiscal Agent”).

You have advised the Bank (i) that each of you and the firms and corporations named in Schedule II attached hereto (you and such firms and corporations being hereinafter called the “Underwriters”, which term shall also include any firm or corporation substituted for any Underwriter as provided for in Section 14; provided that if only the Representatives are named in Schedule II as underwriters, the terms Underwriters and Representatives as used herein shall each be deemed to refer to the same firm or firms), acting severally and not jointly, is willing to purchase, on the terms and conditions hereof and in Schedule I hereto, the respective principal amount of the Securities set forth opposite your or its name in Schedule II and (ii) that you are authorized, on behalf of yourselves and the other Underwriters, to enter into this Agreement.

1.            Certain Representations and Warranties by the Bank.  The Bank represents and warrants to each Underwriter that:

(a)        Registration Statement and Prospectus.  The Bank has filed with the Securities and Exchange Commission (the “Commission”) in Washington, D.C., a registration statement, the Registration Number of which is set forth in Schedule I hereto, which has become effective, for the registration under the Securities Act of 1933, as amended (the “Act”), of the Securities and other securities.  Such registration statement, as amended at the date of this Agreement, meets the requirements applicable to registration statements subject to Schedule B under the Act pursuant to Securities Act Releases No. 33-6240 and 33‑6424 (the “Releases”), and complies in all other material respects with the Releases.  The Bank will file with the Commission pursuant to Rule 424(b) under the Act a supplement to the Basic Prospectus (as defined below), relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial, statistical and other) with respect to the Bank to be set forth therein.  The Bank has adequately disseminated the Basic Prospectus (as defined below) to the public a reasonable period before the offering in accordance with the Releases.  In addition, the Bank will file with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule a final term sheet (the “Final Term Sheet”) in the form of Schedule IV hereto, containing solely a description of the Securities and the offering thereof, and will file promptly all other material required to be filed by the Bank with the Commission pursuant to Rule 433(d) under the Act. The Bank will not file any amendment to such registration statement or any such prospectus or any supplement to any such prospectus (including the Final Prospectus (as defined below)) on or after the date of this Agreement and prior to the termination of the offering, except with the approval of the Representatives.  As used in this Agreement, “Applicable Time” means the time specified in Schedule I hereto on the date of this Agreement; “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” as defined in Rule 433 under the Act prepared by or on behalf of the Bank or used or referred to by the Bank, each of which is listed on Schedule III.A. hereto, including the Final Term Sheet; “Registration Statement” as used with respect to a particular issue of the Securities, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act as such section applies to the Bank and the Underwriters for the Securities pursuant to Rule 430C under the Act, including all exhibits, all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430C under the Act, to be part of the registration statement at the effective time; “Basic Prospectus” means the prospectus in the form in which it appears in the Registration Statement; “Preliminary Final Prospectus” means any preliminary form of the Final Prospectus which shall be filed with the Commission pursuant to Rule 424(b) under the Act; “Final Prospectus” means the final prospectus in the form first used in connection with confirmation of sales of the Securities and in which it shall be filed with the Commission pursuant to Rule 424(b) under the Act; and “Pricing Disclosure Package” means, as of the Applicable Time, the Basic Prospectus, any Preliminary Final Prospectus, the Final Term Sheet and each other Issuer Free Writing Prospectus.  Any reference herein to the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include any documents incorporated by reference therein.

(b)           Accuracy of the Documents.

(i) Each part of the Registration Statement, as of the applicable effective date as to each such part of the Registration Statement, complied in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  As of the date hereof, the Registration Statement complies in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  At all times subsequent to the date hereof up to and including the Closing Date (as defined in Section 3), the Registration Statement, as amended as of any such time, will comply in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(ii) The Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) When the Final Prospectus is first filed pursuant to Rule 424(b) under the Act and at all times subsequent thereto up to and including the Closing Date, the Final Prospectus or the Final Prospectus, as amended or supplemented, if the Bank shall have filed with the Commission any amendment thereof or supplement thereto, will comply in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Each Issuer Free Writing Prospectus, if any, does not conflict with the information contained in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, and each such Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) None of the representations and warranties contained in this Section 1(b) shall apply to statements in, or omissions from, the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package, the Preliminary Final Prospectus, the Final Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, based upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Bank by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package, any Preliminary Final Prospectus, the Final Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus.

(c)       Material Changes.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus and the Pricing Disclosure Package up to the date and time of this Agreement, there was no material adverse change in the condition, financial or other, of the Bank, other than changes arising from transactions in the ordinary course of the Bank’s operations and except as contemplated by the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus and the Pricing Disclosure Package.

(d)       Issuance of the Securities.  On the Closing Date, the Securities will be duly and validly authorized and, when issued and delivered pursuant to the terms of this Agreement, will constitute legal, valid and binding and unconditional, direct and general obligations of the Bank in accordance with their terms; the Securities will rank pari passu with any present or future indebtedness of the Bank represented by any unsubordinated and unsecured notes or bonds.  The Securities will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Basic Prospectus, the Final Term Sheet, any other Issuer Free Writing Prospectus, any Preliminary Final Prospectus and the Final Prospectus; and neither the issuance or sale of the Securities nor the taking of any other action herein contemplated will result in a breach by the Bank of any terms of, or constitute a default under, any agreement or undertaking of the Bank, the Treaty on the Functioning of the European Union, as amended and supplemented from time to time (the “TFEU”), the Treaty on European Union, as amended and supplemented from time to time (the “TEU”), or the Statute of the Bank, as amended and supplemented from time to time (the “Statute”), which is annexed to the TEU and TFEU as Protocol (No 5) on the Statute of the European Investment Bank.

(e)     Status under the Act.  The Bank was not an “ineligible issuer”, as defined in Rule 405 under the Act, at each relevant time specified in Rule 405 under the Act in connection with the offering of the Securities.

(f)      Independent Auditors.  The auditors whose report with respect to financial statements that is or will be incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus are independent with respect to the Bank under the rules and regulations adopted by the International Federation of Accountants.

2.       Purchase and Sale.

(a)          Subject to the terms and conditions and upon the representations and warranties herein set forth, the Bank agrees to sell to you and the other Underwriters, severally and not jointly, and each of you and such other Underwriters, severally and not jointly, agrees to purchase from the Bank, at the purchase price set forth in Schedule I hereto, the respective principal amount of Securities set forth opposite your or its name in Schedule II hereto.

(b)          Each Underwriter covenants and agrees with the Bank that with regard to the Securities:

(i) Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Final Prospectus.

(ii) Each Underwriter severally represents and agrees with the Bank that it and each of its affiliates has not acquired, offered, sold or delivered, and will not offer, sell or deliver, directly or indirectly, any of the Securities or possess or distribute any Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any other material relating to the offering of the Securities or the Bank, in or from any jurisdiction (including the United States of America, its territories and possessions, any state of the United States, and the District of Columbia) except in compliance with the applicable laws and regulations of any such jurisdiction (including, without limitation, any prospectus delivery requirements or anti-fraud provisions) and which will not impose any obligations on the Bank except as contained in this Agreement.  In addition, the Bank and the Underwriters acknowledge and agree that the Underwriters may offer the Securities in the jurisdictions specified in Schedule V hereto, subject to compliance with the restrictions specified in Schedule V hereto.

(iii) Without prejudice to the provisions of Section 1(b) above and except for registration under the Act and compliance with the rules and regulations thereunder and the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Representatives may designate pursuant to Section 7, the Bank shall not have any responsibility for, and each Underwriter severally agrees with the Bank that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Securities.

(iv) The Underwriters acknowledge that other than the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any document incorporated by reference therein, no other material or communication that may be used in connection with the offering of the Securities (the “Non-U.S. Offering Materials”) has been filed under the Act. Accordingly, each Underwriter severally represents to and agrees with the Bank that it has not delivered or distributed and will not deliver or distribute within the United States or to any U.S. person (as such terms are defined in Regulation S under the Act) any Non-U.S. Offering Materials, except as permitted by the Act.

3.          Closing on the Securities.  Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between you, as Representatives of the Underwriters, and the Bank or as provided in Section 14 (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives (or, subject to prior written consent of the Bank, any of their affiliates) of the purchase prices thereof, to or upon the order of the Bank in the funds specified in Schedule I hereto.  The Securities shall be in the form provided in Schedule I.

4.          Prospectuses.  The Bank has caused to be delivered to the Underwriters an electronic copy of any Preliminary Final Prospectus and has consented to the use of such copy for the purposes permitted by the Act.  The Bank agrees to deliver to you, as Representatives of the Underwriters, without charge, from time to time during such period as the Final Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, an electronic copy of the Final Prospectus (and, in the event of any amendment or supplement to the Final Prospectus, of such amended or supplemented Final Prospectus).  If, at any time during the period in which the Bank is required to deliver an electronic copy of the Final Prospectus as provided in this Section 4, any event known to the Bank shall occur as a result of which the Final Prospectus as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they are made when the Final Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, or it shall be necessary to amend or supplement the Final Prospectus to comply with law or with the rules and regulations of the Commission, the Bank, at its expense, will forthwith prepare and furnish to you for distribution to the Underwriters and dealers an electronic copy of an amendment or amendments or a supplement or supplements to the Final Prospectus which will so amend or supplement the Final Prospectus that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Final Prospectus not misleading in the light of the circumstances under which they are made when it is delivered to a purchaser, and will comply with law and with such rules and regulations.  The Bank authorizes the Underwriters, and all dealers to whom any Securities may be sold by the several Underwriters, to use the Final Prospectus, as from time to time amended or supplemented, in connection with the sale of Securities in accordance with applicable provisions of the Act and the applicable rules and regulations of the Commission thereunder for the period during which the Bank is required to deliver an electronic copy of the Final Prospectus as provided in this Section 4.

5.          Free Writing Prospectuses.

(a)         Each Underwriter represents and agrees that (i) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of the Bank; provided that any Underwriter may prepare and use any “free writing prospectus” as defined in Rule 405 under the Act containing only the final terms of the Securities or their offering so long as such terms are included in the Final Term Sheet and otherwise in compliance with Rule 433 under the Act, and (ii) it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used by it, in accordance with Rule 433 under the Act.

(b)         The Bank represents and agrees that (i) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of the Representatives other than the Final Term Sheet filed by the Bank pursuant to Section 1(a) hereof and (ii) it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, retention where required and legending.  The Bank further agrees that if at any time following the issuance of an Issuer Free Writing Prospectus and prior to the expiration of the period in which the Bank is required to deliver an electronic copy of the Final Prospectus as provided in Section 4, any event known to the Bank shall occur as a result of which such Issuer Free Writing Prospectus would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Bank will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to the Representatives for distribution to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such statement or omission; provided, however, that this undertaking shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made based upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Bank by or on behalf of any Underwriter for use in connection with the preparation of such Issuer Free Writing Prospectus.

(c)          Any Issuer Free Writing Prospectus (including the Final Term Sheet) and such other “free writing prospectus” as defined in Rule 405 under the Act the use of which has been consented to as required pursuant to this Section 5 is listed on Schedules III.A. and III.B. hereto, respectively.

6.          Commission Proceedings as to Registration Statement.  The Bank agrees promptly to advise you, as Representatives of the Underwriters, (a) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, (b) when any amendment to the Registration Statement shall have been filed and/or become effective or any subsequent supplement to the Final Prospectus has been filed, (c) when any Issuer Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 433(d) under the Act, (d) of any request by the Commission for any amendment to the Registration Statement or amendment of or supplement to the Final Prospectus or for additional information and (e) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Final Prospectus or any Issuer Free Writing Prospectus or of the initiation of any proceedings for that purpose.  The Bank will use every reasonable effort to prevent the issuance of such a stop order and, if any such order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

7.          Qualification and Listing.  The Bank will use its commercially reasonable efforts, when and as requested by you, to qualify the Securities or such portion thereof as you may reasonably request for offer and sale under the securities laws of any jurisdictions which you shall reasonably designate; provided, however, that the Bank shall not be obligated to take any action in connection with such qualification that would subject it to taxation or to service of process generally or require it to qualify as a dealer in securities or to do business in any jurisdiction where the Bank would not otherwise be so subject or required to qualify.  The Bank will make application for and use its commercially reasonable efforts to procure and maintain the listing of the Securities on the securities exchange or exchanges named in Schedule I and, if required, their registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

8.          Statement of Profit and Loss.  The Bank agrees (a) to make generally available to its security holders a statement, in the English language, of profit and loss of the Bank for the twelve-month period beginning at the end of the fiscal year which ends after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as practicable after the date thereof which will satisfy the provisions of Section 11(a) of the Act and (b) to advise you that such statement has been so made available.

9.          Expenses.  Unless otherwise agreed to by you, as Representatives of the Underwriters, and the Bank, the Bank agrees to pay all expenses in connection with (a) the preparation and filing of the Registration Statement (including all exhibits to the Registration Statement) and any Preliminary Final Prospectus, the Final Prospectus and any amendments thereof and supplements thereto, and any Issuer Free Writing Prospectus, and the furnishing of an electronic copy of each to the Underwriters, (b) the printing of this Agreement and the Fiscal Agency Agreement and the fees and expenses of the Fiscal Agent thereunder, (c) the fees paid to rating agencies for rating the Securities and (d) the fees and expenses in connection with qualifying, listing and registering the Securities as provided in Section 7.  It is understood that (except as provided in Sections 11(a), 11(c) and 22(e)) the Underwriters will pay their own costs and expenses (including the fees and disbursements of their counsel) and their out-of-pocket expenses in connection with the preparation of the Registration Statement and the advertising and other expenses connected with the public offering of the Securities; and the Bank agrees that on the Closing Date it will pay to you, for the respective accounts of the several Underwriters, up to the amount specified in Schedule I hereto toward reimbursement in part of such costs and expenses of the Underwriters.

10.          Further Information.  While any of the Securities are outstanding, the Bank will deliver to you copies of all reports and financial statements furnished to any national securities exchange in the United States pursuant to requirements of, or agreements with, any such exchange and to the Commission pursuant to the Exchange Act or any rules and regulations of the Commission thereunder.

11.          Indemnities.

(a)         By the Bank.  The Bank agrees to indemnify and hold harmless each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or common law or otherwise, and to reimburse the Underwriters for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereto, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or any amendment thereto) necessary to make the statements therein not misleading or (in the case of the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, as amended or supplemented, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 11(a) shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or in writing to the Bank by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement or the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus filed or required to be filed pursuant to Rule 433(d) under the Act.

(b)        By the Underwriters.  Each Underwriter severally but not jointly and in respect of its own statements agrees, in the same manner and to the same extent as set forth in Section 11(a), to indemnify and hold harmless the Bank, all the Directors of the Bank, its duly authorized representative in the United States and the officials of the Bank who shall have signed the Registration Statement with respect to any statement in or omission from the Registration Statement or any amendment thereto, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, as amended or supplemented, or any Issuer Free Writing Prospectus, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Bank by or on behalf of such Underwriter for use in connection with the preparation of the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus.

(c)         General.  Each indemnified party will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this Section 11, notify the indemnifying party in writing of the commencement thereof.  The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party on account of the indemnity agreement contained in this Section 11, and in addition shall not relieve the indemnifying party from any other liability which it may have to such indemnified party.  Except as provided below, in case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Such indemnified party shall have the right to employ its own counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been authorized by the indemnifying party in connection with the defense of such action, (ii) such indemnified party shall have been advised by such counsel that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party) and, in any case where the indemnified party is an Underwriter, such counsel has been retained by you as Representatives on behalf of the Underwriters, or (iii) the indemnifying party shall not have assumed the defense of such action and employed counsel therefor satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which events such fees and expenses shall be borne by the indemnifying party.

(d)          If the indemnification provided for in this Section 11 shall for any reason be unavailable to an indemnified party under Section 11(a) or 11(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Bank on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Bank on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Bank bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering, in either case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Bank or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Bank and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for purposes of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 11(d) are several in proportion to their respective underwriting obligations as set forth in Schedule II and not joint.

(e)          Survival.  The respective indemnity and contribution agreements of the Bank and the Underwriters contained in this Section 11 and the representations and warranties of the Bank set forth in Section 1, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or the Bank or any such Director, representative or official, and shall survive the delivery of the Securities, and any successor of any Underwriter or of the Bank or of any such Director, representative or official, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

12.          Conditions to Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of and compliance with the representations and warranties of the Bank contained in Section 1 as of the date hereof and the Closing Date (and the Bank shall be deemed expressly to have represented and warranted as of the Closing Date that the representations and warranties contained in Section 1 are true and correct and that it has complied with such representations and warranties), and to the following further conditions:

(a)          Filings; No Stop Order.  The Final Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) under the Act; the Final Term Sheet, each other Issuer Free Writing Prospectus and any other material required to be filed by the Bank pursuant to Rule 433(d) under the Act shall have been filed, to the extent required, with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Act; and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect on the Closing Date, and no proceedings for the issuance of such orders shall be pending or, to the knowledge of the Bank or you, threatened by the Commission at that date.

(b)          Opinion of the Bank.  The Bank shall have furnished to you, as Representatives of the Underwriters, the opinion, addressed to the Underwriters and dated the Closing Date, of the Bank, acting through its Legal Directorate, which opinion may be given in reliance on opinions of other counsel satisfactory to you and in particular, with respect to matters of the laws of the United States or any state thereof, may be given in reliance on the opinion of Cravath, Swaine & Moore LLP referred to in Section 12(c), to the effect that:

(i) The TFEU, including the Statute of the Bank, has been duly executed and ratified by The Kingdom of Belgium, The Republic of Bulgaria, The Republic of Croatia, The Czech Republic, The Kingdom of Denmark, The Federal Republic of Germany, The Republic of Estonia, The Hellenic Republic, The Kingdom of Spain, The French Republic, Ireland, The Italian Republic, The Republic of Cyprus, The Republic of Latvia, The Republic of Lithuania, The Grand Duchy of Luxembourg, The Republic of Hungary, The Republic of Malta, The Kingdom of the Netherlands, The Republic of Austria, The Republic of Poland, The Portuguese Republic, The Republic of Romania, The Republic of Slovenia, The Slovak Republic, The Republic of Finland and The Kingdom of Sweden (the “Member States”) and constitutes a legally binding obligation of the Member States under international law.

(ii) The Securities have been duly and validly authorized; the Securities have been duly and validly issued; the Securities, and all the covenants therein contained, constitute or will constitute legal, valid and binding and unconditional, direct and general obligations of the Bank in accordance with their terms; the Securities will rank pari passu with any present or future indebtedness of the Bank represented by any unsubordinated and unsecured notes or bonds; and the Securities conform in all material respects to the description thereof contained in the Final Prospectus.

(iii) This Agreement has been duly authorized, executed and delivered by the Bank.

(iv) The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Bank and is a valid and legally binding agreement of the Bank.

(v) Any action by any Underwriter arising out of or based upon this Agreement and any action by the holder of a Security arising out of or based upon the Securities may be instituted against the Bank in any competent court of the jurisdiction in which the Bank has its seat, which is, on the Closing Date, Luxembourg, Grand Duchy of Luxembourg.

(vi) The Registration Statement, as amended, the Final Prospectus, as amended or supplemented, any Issuer Free Writing Prospectus and their filing with the Commission have been duly authorized by and on behalf of the Bank; the Registration Statement, as amended, has been duly signed, pursuant to such authorization, by and on behalf of the Bank, and the information in the Registration Statement, as amended, the Final Prospectus, as amended or supplemented, and any Issuer Free Writing Prospectus stated on the authority of the President of the Bank has been stated by the President in their official capacity as President thereunto duly authorized by the Bank; and all statements in the Registration Statement, as amended, the Final Prospectus, as amended or supplemented, and any Issuer Free Writing Prospectus with respect to the provisions of the TFEU and the Statute are true and correct in all material respects (except that no opinion need be expressed as to the statements in the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus with respect to the laws of the Member States).

(vii) The TFEU provides that the Court of Justice of the European Union having its seat in Luxembourg (the “European Court of Justice”) has exclusive jurisdiction in certain cases involving, among other matters, the fulfillment by Member States of their obligations under the Statute and the lawfulness of measures adopted by the Bank’s Board of Governors and the Bank’s Board of Directors.  Subject to the foregoing exclusive jurisdiction of the European Court of Justice, any litigation between the Bank and its creditors or debtors, including claims based on guarantees made by Member States, may be determined by competent national courts of the Member States.  The property and assets of the Bank within the Member States are not, except by judicial decision and with the authorization of the European Court of Justice, subject to attachment or to seizure by way of execution.

(c)          Opinion and Letter of United States Counsel for the Bank.  The Bank shall furnish to you, as Representatives of the Underwriters, the opinion and letter, addressed to the Underwriters and dated the Closing Date, of Cravath, Swaine & Moore LLP, United States counsel for the Bank, which opinion and letter shall be satisfactory in form and substance to you and may be given in reliance on opinions of the Bank, acting through its Legal Directorate, and of other counsel satisfactory to you and in particular, with respect to matters of the laws of the European Union and the Member States, may be given in reliance on the opinion of the Bank, acting through its Legal Directorate, referred to in Section 12(b): (1) substantially to the effect stated in subparagraphs (i), (ii) (except the fourth clause thereof), (iii), (iv) and (vi) (except that no opinion need be expressed as to the statements in the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus with respect to the laws of the Member States) of Section 12(b); and (2) substantially to the effect that (i) the Registration Statement (and any amendment thereto relating to the Securities) has become effective and is effective under the Act, (ii) each part of the Registration Statement, as amended, when such part became effective, each amendment thereto relating to the Securities, when such amendment became effective, the Final Prospectus, as of its issue date, and each amendment or supplement to the Final Prospectus, as of the issue date of such amendment or supplement, complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder (no view need be expressed as to financial statements and other information of a statistical, accounting or financial nature included therein), and the Securities are registered under the Act, and (iii) based on such counsel’s correspondence and participation in conferences with certain officials and other representatives of the Bank, including the above-mentioned counsel within the Legal Directorate of the Bank, and their examination of specified documents, they have no reason to believe that (A) any part of the Registration Statement (or any amendment thereto relating to the Securities), as of the applicable effective date as to such part of the Registration Statement (or amendment), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Pricing Disclosure Package, considered together as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) the Final Prospectus, as of its issue date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (D) the Final Prospectus (or the Final Prospectus as amended or supplemented, if so amended or supplemented), as of the Closing Date, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that, in each case, no view need be expressed as to financial statements and other information of a statistical, accounting or financial nature included therein).

(d)          Opinion and Letter of United States Counsel for the Underwriters.  You shall have received the opinion and letter of Sullivan & Cromwell LLP, United States counsel for the Underwriters, addressed to the Underwriters and dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Final Prospectus, this Agreement, the Fiscal Agency Agreement and such other related matters as you may require.  Such opinion and letter may, with respect to matters of the laws of the European Union and the Member States, be given in reliance on the opinion of the Bank, acting through its Legal Directorate, referred to in Section 12(b).

(e)          Comfort Letter of Independent Auditors.  On the Closing Date, you shall have received a letter of the independent auditors of the Bank, dated the date of delivery thereof, in form and substance satisfactory to you.

(f)           Determination by Representatives.  In the event that the letter referred to in Section 12(e) sets forth any change, decrease or loss, you, as Representatives of the Underwriters, in your sole discretion, shall have determined, after discussion with officials of the Bank responsible for financial and accounting matters and with the independent auditors of the Bank, that such change, decrease or loss does not reflect a material adverse change in the capital or borrowings of the Bank as compared with amounts shown in the latest financial statements included in the Final Prospectus, or a material adverse change in the financial position of the Bank from that set forth by such financial statements.

(g)          Agent for Service of Process.  The Ambassador of the European Union to the United States shall have accepted its appointment as authorized agent of the Bank upon whom process may be served in accordance with, and subject to, the provisions of Section 18(b).

(h)          Miscellaneous.  The Bank shall have taken, at or prior to the Closing Date, all other action, if any, which the Registration Statement (or any amendment thereto relating to the Securities) or the Final Prospectus (as amended or as supplemented) states that the Bank will take prior to or concurrently with the issuance and sale of the Securities, and all agreements herein contained to be performed on the part of the Bank at or prior to the Closing Date shall have been so performed.

If any of the conditions specified in this Section 12 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you on behalf of the Underwriters.  Notice of such cancellation shall be given to the Bank in writing or by telephone confirmed in writing.

In addition, at the Closing Date, the Bank shall deliver:

(i) a certificate, dated as of the Closing Date and signed by one or more authorized officials of the Bank’s Office of the Secretary General, certifying, in their capacity as officials and on behalf of the Bank, that (A) the Bank, acting on the basis of a global borrowing authorization adopted by the Bank’s Board of Directors and resolutions adopted by the Management Committee, has duly and validly authorized the issuance, sale and delivery of the Securities in accordance with this Agreement and the Fiscal Agency Agreement, (B) the Securities have been registered with the United States Securities and Exchange Commission and (C) they believe on the basis of facts within their knowledge that, (i) each part of the Registration Statement (and any amendment thereto relating to the Securities), when such part (or amendment) became effective, did not contain, and on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Final Prospectus, as of its issue date, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Final Prospectus (as amended or supplemented, if so amended or supplemented), as of the Closing Date, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) the Pricing Disclosure Package, as of the Applicable Time, did not contain, and on the Closing Date, does not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ii) a certificate, dated as of the Closing Date and signed by one or more authorized officials of the Bank, (A) attaching (1) a copy of the global borrowing authorization adopted by the Bank’s Board of Directors referred to in Section 12(h)(i)(A), (2) an excerpt of the list of officials authorized to sign on behalf of the Bank confirming the signing authority of the individuals acting as the Bank’s signatories in connection herewith, and specimens of their signatures, and (3) a true and complete specimen of the global security representing the Securities and (B) stating that the Securities, this Agreement, the Fiscal Agency Agreement and each certificate or other document signed and delivered at the Closing Date on behalf of the Bank, in accordance with the provisions of this Agreement or the Fiscal Agency Agreement, have been signed and delivered by officials of the Bank thereunto duly authorized.

13.          Cancellation of Agreement.  In the event that prior to the Closing Date (a) trading in securities on the New York Stock Exchange or the Luxembourg Stock Exchange generally, or in securities of the Bank in particular, shall have been suspended, or minimum prices established by such exchange, or any new restrictions on transactions in securities shall have been established by such exchange or by the Commission or by any other United States Federal or State agency or by any action of the United States Congress or by executive order to such a degree as, in your judgment as the Representatives, to affect materially and adversely the marketing of the Securities or (b) existing financial, political or economic conditions in Europe, the United States or elsewhere shall have undergone any change which, in your judgment as the Representatives, would materially and adversely affect the market for the Securities, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you, as the Representatives, without liability on the part of any Underwriter to the Bank or of the Bank to any Underwriter, subject to Section 11(e).  Notice of such cancellation shall be given to the Bank in writing or by telephone confirmed in writing.

14.          Substitution of Underwriters.  If any one or more of the Underwriters shall fail or refuse on the Closing Date to purchase and pay for the respective Securities which it or they have agreed to purchase hereunder and if the aggregate principal amount of such Securities which all Underwriters so defaulting shall have agreed but failed to purchase does not exceed 20% of the aggregate principal amount of Securities set forth in Schedule II hereto, the non-defaulting Underwriters shall become obligated severally to purchase and pay for (in addition to the principal amounts of the Securities to be delivered to them on the Closing Date) the aggregate respective principal amounts of such Securities which all such defaulting Underwriters had agreed to purchase.  Such principal amount of such Securities shall be purchased by such non-defaulting Underwriters in the respective proportions which the aggregate principal amount of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule II bears to the aggregate principal amount of such Securities so set forth opposite the names of all such non-defaulting Underwriters.  If the principal amount of such Securities which all Underwriters so defaulting shall have agreed but failed to purchase exceeds 20% of the aggregate principal amount of Securities set forth in Schedule II hereto, either you, as the Representatives, or the Bank shall have the right within 48 hours thereafter to procure one or more of the other Underwriters or any other purchasers acceptable to both you and the Bank to purchase from the Bank, in such amounts as may be agreed upon and upon the terms herein set forth, all the Securities which the defaulting Underwriter or Underwriters so agreed to purchase; provided, however, that in making such arrangements to purchase all such Securities, either you or the Bank, as the case may be, may request the non-defaulting Underwriters and the non-defaulting Underwriters shall thereupon become obligated severally to purchase and pay for (in addition to the other Securities which they are obligated to purchase hereunder or pursuant to the arrangements made hereunder) principal amounts of Securities not in excess of 20% of the respective aggregate principal amounts of Securities set forth opposite the names of such non-defaulting Underwriters in Schedule II and in the respective proportions which such amounts in Schedule II bear to the aggregate principal amount of such Securities so set forth opposite the names of all such non-defaulting Underwriters.  If during such 48 hours neither you, as the Representatives, nor the Bank shall have made such arrangements for the purchase of the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or of the Bank.  In the event of a default by any Underwriter or Underwriters as set forth in this Section 14, the Closing Date shall be postponed for such period, not exceeding seven calendar days, as you, as the Representatives, and the Bank shall determine in order that the required changes in the Registration Statement and in the Final Prospectus or in any other documents or arrangements may be effected.  Any action taken under this Section 14 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

15.        Information Furnished by Underwriters.  Certain statements to be set forth in the Final Prospectus on the cover and back pages and under the caption “Underwriters” which relate to the terms of the offering of the Securities and to the Underwriters and which shall be identified in a letter delivered by you, as the Representatives, to the Bank, shall constitute the only information furnished in writing by you, on behalf of the several Underwriters, for inclusion in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus.

16.          Notices.

(a)          Except as in this Agreement otherwise provided, (i) whenever notice is required by the provisions of this Agreement to be given to the Bank, such notice shall be in writing and shall be (x) delivered in person, (y) transmitted by email (provided that receipt of the email is promptly confirmed orally or in writing by the recipient thereof (excluding out-of-office replies or other automatically generated responses) or is followed up within one business day after the email by dispatch pursuant to one of the other methods described herein) or (z) mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery to the European Investment Bank, 98-100, boulevard Konrad Adenauer, L-2950 Luxembourg, Grand Duchy of Luxembourg, Attention: Capital Markets Department (Email: fin_markets_docs@eib.org), and (ii) whenever notice is required by the provisions of this Agreement to be given to you, as the Representatives, such notice shall be in writing and shall be (x) delivered in person, (y) transmitted by email (provided that receipt of the email is promptly confirmed orally or in writing by the recipient thereof (excluding out-of-office replies or other automatically generated responses) or is followed up within one business day after the email by dispatch pursuant to one of the other methods described herein) or (z) mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, addressed to you at the address set forth in Schedule I hereto.

(b)         The foregoing addresses for notices may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.

17.         Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to its authorization and execution by the Bank, which shall be governed by the TFEU and the Statute.

18.           Jurisdiction; Consent to Service of Process.

(a)          The Bank hereby expressly accepts the jurisdiction of any State or Federal court in the Borough of Manhattan, The City of New York in respect of any action arising out of or based upon this Agreement which may be instituted in any such court by any Underwriter; provided, however, that such acceptance of jurisdiction shall not extend to actions brought under United States Federal securities laws or any state securities laws.  Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter in any competent court of the jurisdiction in which the Bank has its seat.

(b)          The Bank hereby appoints the Ambassador of the European Union to the United States, with address at Delegation of the European Union to the United States, 2175 K Street, N.W., Washington, D.C. 20037, United States of America, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based upon this Agreement which may be instituted in any State or Federal court in the Borough of Manhattan, The City of New York by any Underwriter; provided, however, that such appointment shall not extend to actions brought under United States Federal securities laws or any state securities laws.  Such appointment, which has been accepted, shall be irrevocable so long as any of the Securities remain outstanding unless and until the appointment of a successor Authorized Agent of the Bank and the acceptance of such appointment by such successor Authorized Agent.  The Bank will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid.  Service of process upon the Authorized Agent at the address indicated in this Section 18(b), as such address may be changed within the United States by notice given by the Authorized Agent to each party hereto, and written notice of such service to the Bank (mailed by registered airmail or delivered in person to the President of the Bank at its address specified in Section 16) shall be deemed, in every respect, effective service of process upon the Bank.

(c)          The Bank hereby waives (to the extent permitted by law, including, without limitation, EU law applicable to the Bank) irrevocably any immunity from jurisdiction or execution to which it or its property might otherwise be entitled in any action arising out of or based upon this Agreement which may be instituted in any State or Federal court in the Borough of Manhattan, The City of New York by any Underwriter; provided, however, that this waiver shall not extend to actions brought under United States Federal securities laws or any state securities laws.  This waiver is intended to be effective upon the execution of this Agreement without any further act by the Bank before any such court, and introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence of such waiver.  Notwithstanding the foregoing, the property and assets of the Bank within the Member States are not, except by judicial decision and with the authorization of the European Court of Justice, subject to attachment or to seizure by way of execution.

19.          Product Governance Rules.

(a)          EU Product Governance Rules:  Solely for the purposes of the requirements of Article 9(8) of the EU Product Governance Rules regarding the mutual responsibilities of manufacturers under the EU Product Governance Rules, the EU Manufacturer acknowledges that it understands the responsibilities conferred upon it under the EU Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Term Sheet, any other Issuer Free Writing Prospectus, the Final Prospectus and any other announcements in connection with the Securities. The Underwriters note the application of the EU Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EU Manufacturer and the related information set out in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Term Sheet, any other Issuer Free Writing Prospectus, the Final Prospectus and any other announcements in connection with the Securities.

For the purposes of this Section 19(a):

“EU Manufacturer” means any Underwriter that is a manufacturer under the EU Product Governance Rules and is named as an EU Manufacturer in Schedule I hereto; and

“EU Product Governance Rules” means the MiFID Product Governance rules under Commission Delegated Directive (EU) 2017/593 of April 7, 2016 supplementing Directive 2014/65/EU of the European Parliament and of the Council with regard to safeguarding of financial instruments and funds belonging to clients, product governance obligations and the rules applicable to the provision or reception of fees, commissions or any monetary or non-monetary benefits, as amended from time to time.

(b)          UK Product Governance Rules:  Solely for the purposes of the requirements of 3.2.7R of the UK Product Governance Rules regarding the mutual responsibilities of manufacturers under the UK Product Governance Rules, each UK Manufacturer acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Term Sheet, any other Issuer Free Writing Prospectus, the Final Prospectus and any other announcements in connection with the Securities. The Underwriters note the application of the UK Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Term Sheet, any other Issuer Free Writing Prospectus, the Final Prospectus and any other announcements in connection with the Securities.

For the purposes of this Section 19(b):

“UK Manufacturer” means any Underwriter that is a manufacturer under the UK Product Governance Rules and is named as a UK Manufacturer in Schedule I hereto; and

“UK Product Governance Rules” means the FCA Handbook - Product Intervention and Product Governance Sourcebook, as amended from time to time.

20.          Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understandings between any BRRD Party and UK Bail-in Party and the Bank, the Bank acknowledges and accepts that a BRRD Liability and UK Bail-in Liability arising under Section 11(b) of this Agreement may be subject to the exercise of Bail-in Powers and UK Bail-in Powers by the Relevant Resolution Authority and by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by: (i) the effect of the exercise of Bail-in Powers and UK Bail-in Powers by the Relevant Resolution Authority and the relevant UK resolution authority in relation to any BRRD Liability and UK Bail-in Liability of any BRRD Party and UK Bail-in Party to the Bank under Section 11(b) of this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (A) the reduction of all, or a portion, of the BRRD Liability and UK Bail-in Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the BRRD Liability and UK Bail-in Liability into shares, other securities or other obligations of the relevant BRRD Party and UK Bail-in Party or another person and the issue to or conferral on the Bank of such shares, securities or obligations; (C) the cancellation of the BRRD Liability and UK Bail-in Liability; and (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of Section 11(b) of this Agreement, as deemed necessary by the Relevant Resolution Authority and the relevant UK resolution authority, to give effect to the exercise of Bail-in Powers and UK Bail-in Powers by the Relevant Resolution Authority and the relevant UK resolution authority.

For the purposes of this Section 20:

“Bail-in Legislation” means, in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 14, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms and amending Council Directive 82/891/EEC, and Directives 2001/24/EC, 2002/47/EC, 2004/25/EC, 2005/56/EC, 2007/36/EC, 2011/35/EU, 2012/30/EU and 2013/36/EU, and Regulations (EU) No 1093/2010 and (EU) No 648/2012, of the European Parliament and of the Council, as amended from time to time;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means any Underwriter subject to Bail-in Powers;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule (or at any successor page);

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party;

“UK Bail-in Legislation” means Part 1 of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised;

“UK Bail-in Party” means any Underwriter subject to UK Bail-in Powers; and

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer, or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

21.        Recognition of the U.S. Special Resolution Regimes.  Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understandings between any Underwriter and the Bank, the Bank acknowledges, accepts and agrees that: (i) in the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States; and (ii) in the event that any Underwriter that is a Covered Entity or a Covered Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

               For the purposes of this Section 21:

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.         Miscellaneous.

(a)         Electronic Copy.  The Bank agrees to furnish to each of you, without charge, an electronic copy of the Registration Statement and each amendment thereto, including all financial statements and exhibits thereto, and to furnish to each of the other Underwriters, without charge, an electronic copy of the Registration Statement and each amendment thereto, including such financial statements but without exhibits.

(b)         Successors; Benefits.  This Agreement is made solely for the benefit of the several Underwriters and the Bank and their respective successors and assigns and (to the extent provided in Section 11) any controlling person referred to in Section 11 and all the Directors of the Bank, its duly authorized representative in the United States and the officials of the Bank who shall have signed the Registration Statement, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successor” or the term “successors and assigns” as used in this Agreement shall not include any purchaser of any Securities, as such purchaser, from any of the Underwriters.

(c)        Integration.  Subject to the provisions of Section 9 and except as otherwise provided herein, this Agreement supersedes all prior agreements and understandings (whether written or oral) between the Bank and the Underwriters, or any of them, with respect to the subject matter hereof.

(d)       Amendments or waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)        Reimbursement.  If this Agreement shall be canceled or terminated by the Underwriters on any of the grounds referred to or specified in Section 13, or because of any failure or refusal on the part of the Bank to comply with the terms or to fulfill any of the conditions of this Agreement, the Bank will reimburse the Underwriters severally for all their documented out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by them.

(f)        Headings.  Section and paragraph headings have been inserted in this Agreement as a matter of convenience or reference only and it is agreed that such section and paragraph headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

(g)       Counterparts.  This Agreement may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original.  Such counterparts shall together constitute one and the same instrument. Execution and delivery of this Agreement and any amendments hereof may be made electronically and evidenced by facsimile transmission or other means of electronic communication.

[Signature Pages Follow]

Please confirm that you are acting on behalf of yourselves and the other several Underwriters and that the foregoing correctly sets forth the agreement between the Bank and the several Underwriters.

Very truly yours,

EUROPEAN INVESTMENT BANK

By:	/s/ Sandeep Dhawan
Name:	Sandeep Dhawan
Title:	Head of Division

By:	/s/ Jennifer Wenner
Name:	Jennifer Wenner
Title:	Documentation Officer

Acting on behalf of ourselves and the other several Underwriters named in Schedule II attached to the foregoing letter, we hereby confirm as of the date hereof that such letter correctly sets forth the agreement between the Bank and the several Underwriters.

BARCLAYS BANK PLC

By:	/s/ Mirrette Grant
Name:	Mirrette Grant
Title:	Authorised Signatory

BNP PARIBAS

By:	/s/ Benjamin De Forton
Name:	Benjamin De Forton
Title:	DCM SSA Originator

By:	/s/ Philip Hertlein
Name:	Philip Hertlein
Title:	DCM SSA Originator

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Ebba Wexler
Name:	Ebba Wexler
Title:	MD, Head of SSA DCM

SCHEDULE I

Date of Underwriting Agreement:	June 17, 2025
Applicable Time:	10:16 a.m., New York City time
Registration Statement Number:	333-274695
Representatives:	Barclays Bank PLC BNP PARIBAS Citigroup Global Markets Limited
EU Manufacturer:	BNP PARIBAS
UK Manufacturers:	Barclays Bank PLC Citigroup Global Markets Limited
Title:	4.250% Notes due 2032
Principal Amount:	U.S. $5,000,000,000
Maturity Date:	August 16, 2032
Interest Rate:	4.250% per annum, payable semi-annually in arrear
Currency of Security:	U.S. dollars
Interest Payment Dates:	February 16 and August 16 of each year, commencing on August 16, 2025 (short first coupon)
Record Dates:	The close of business on February 6 and August 6, being the date (whether or not a business day) that is ten calendar days prior to each Interest Payment Date
Combined Underwriting and Management Commission and Selling Concession (Underwriting Discount):	0.150%
Purchase Price:	99.653%
Public Offering Price:	99.803%
Currency of Payment:	U.S. dollars
Method of Payment of Purchase Price:	Paid by Barclays Bank PLC (or, subject to the prior written consent of the Bank, any of its affiliates) on behalf of the Underwriters to the Bank in same-day funds
Issuer Ratings:	[Omitted]
Sinking Fund Provisions:	None

I-1

Redemption Provisions:	None
Form of Security:	Global securities in registered form
Denomination:	U.S. $1,000
Closing Date, Time and Location:	June 25, 2025, 9:00 a.m., New York City time, Cravath, Swaine & Moore LLP, 100 Cheapside, London, EC2V 6DT, United Kingdom
Securities Exchange for Listing:	Luxembourg Stock Exchange
Underwriters’ Expense Reimbursement:	None
Notices to Underwriters:
Barclays Bank PLC
1 Churchill Place
London E14 5HP
United Kingdom
Attn.: Debt Syndicate
Email: LeadManagedBondNotices@barclayscorp.com

BNP PARIBAS
16, boulevard des Italiens
75009 Paris
France
Attn: Fixed Income Syndicate
Email: dl.syndsupportbonds@bnpparibas.com; dl.dcmssaemea@bnpparibas.com

Citigroup Global Markets Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
United Kingdom
Attn.: Fixed Income Syndicate Desk
Email: ssa.team@citi.com

I-2

SCHEDULE II
Name and Address of Underwriters	Principal Amount of Securities to be Purchased (U.S. $)

Barclays Bank PLC 1 Churchill Place London E14 5HP United Kingdom Attn.: Debt Syndicate	1,666,668,000

BNP PARIBAS 16, boulevard des Italiens 75009 Paris France Attn: Fixed Income Syndicate	1,666,666,000

Citigroup Global Markets Limited Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom Attn.: Fixed Income Syndicate Desk	1,666,666,000

Total	5,000,000,000

II-1

SCHEDULE III

A.  Pricing Disclosure Package

1. Prospectus dated December 21, 2023 relating to the Notes.

2. Final Term Sheet dated June 17, 2025 setting forth certain pricing-related terms of the Notes.

B.  Other Free Writing Prospectuses consented to as required under Section 5 hereof

III-1

SCHEDULE IV

European Investment Bank

Form of Final Term Sheet

Issuer:	European Investment Bank
Issuer Ratings(1):	AAA (S&P)(2) / Aaa (Moody’s)(2) / AAA (Fitch)(2) / AAA (Scope)(2)
Status:	Senior Unsecured Notes
Format:	SEC-Registered
Currency/Size:	[USD] [●]
Maturity Date:	[●] 20[●]
Coupon:	[●]% (semi-annual)
Interest Payment Dates:	[●] and [●] of each year, commencing on [●] 20[●] [([short]/[long] first coupon)]
Reoffer:	[●]%
Underwriting Discount:	[●]%
Yield to Maturity:	[●]%
Benchmark:	[UST] [●]yr [●]% due [●] 20[●]
Spread to Benchmark:	+[●] bps
Benchmark Yield:	[●]%
Trade Date:	[●] 20[●]
Settlement(3):	[●] 20[●] (T+[●])
ISIN / CUSIP / Common Code:	[●] / [●] / [●]
Denominations:	[USD] [1,000]
Governing Law:	New York
Listing:	The Notes are expected to be listed on the Luxembourg Stock Exchange. No assurance can be given that such application will be approved or that any of the Notes will be listed.
Target Market:	[Retail / Professional / Eligible Counterparties (all distribution channels)(4)]
Underwriters:	[●] / [●] / [●]

You can access the prospectus for the registration statement at the following website:
[insert active hyperlink to prospectus]

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at [insert number].

IV-1

________________________

(1)
A rating is not a recommendation to buy, sell or hold securities.  Ratings are subject to revision or withdrawal at any time by the assigning rating organization.  Each rating should be evaluated independently of any other rating.

(2)	Carrying a [●] outlook.

(3)
It is expected that delivery of the Notes will be made against payment therefor on or about [●] 20[●], which will be the [fifth] business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+[5]”).  Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, as amended, trades of securities in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the Notes prior to the first business day before the delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+[5], to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.  Purchasers of the Notes who wish to make such trades should consult their own advisor.

(4)
The Issuer does not fall under the scope of application of MiFID II.  Consequently, the Issuer does not qualify as an “investment firm”, “manufacturer” or “distributor” for the purposes of MiFID II.  Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, professional clients and retail clients, each as defined in MiFID II; and (ii) all channels for distribution of the Notes are appropriate, subject to the distributor’s suitability and appropriateness obligations under MiFID II, as applicable.  Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels, subject to the distributor’s suitability and appropriateness obligations under MiFID II, as applicable. For the purposes of this section, the expression “MiFID II” means Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Directive 2002/92/EC and Directive 2011/61/EU, as amended from time to time, and the expression “manufacturer” means any Underwriter that is a manufacturer under MiFID II.

The Issuer does not fall under the scope of application of UK MiFIR.  Consequently, the Issuer does not qualify as an “investment firm”, “manufacturer” or “distributor” for the purposes of UK MiFIR. Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in COBS, professional clients, as defined in UK MiFIR and retail clients, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565; and (ii) all channels for distribution of the Notes are appropriate, subject to the distributor’s suitability and appropriateness obligations under COBS, as applicable.  Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the UK MiFIR Product Governance Rules is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels, subject to the distributor’s suitability and appropriateness obligations under COBS, as applicable. For the purposes of this section, the expression “UK MiFIR” means Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No 648/2012, as amended from time to time, as it forms part of UK domestic law by virtue of the EUWA, the expression “Regulation (EU) No 2017/565” means Commission Delegated Regulation (EU) 2017/565 of 25 April 2016 supplementing Directive 2014/65/EU of the European Parliament and of the Council as regards organisational requirements and operating conditions for investment firms and defined terms for the purposes of that Directive, as amended from time to time, as it forms part of UK domestic law by virtue of the EUWA, the expression “COBS” means the FCA Handbook - Conduct of Business Sourcebook, as amended from time to time, the expression “UK MiFIR Product Governance Rules” means the FCA Handbook - Product Intervention and Product Governance Sourcebook, as amended from time to time, the expression “EUWA” means the European Union (Withdrawal) Act 2018, as amended from time to time, and the expression “manufacturer” means any Underwriter that is a manufacturer under UK MiFIR.

IV-2

SCHEDULE V

Selling Restrictions

[Selling Restrictions to be inserted]

V-1